UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 24, 2022, David W. Anstice AO and Wendy L. Dixon, Ph.D. notified Alkermes plc (the “Company”) of their decision to retire from the Company’s board of directors (the “Board”) and from any committees of the Board on which they serve, in each case effective as of the close of the Company’s 2022 annual general meeting of shareholders (the “2022 Annual Meeting”).

(d) On May 24, 2022, the Board elected Dr. Christopher I. Wright to the Board, effective immediately, as a Class II member with a term expiring at the 2022 Annual Meeting. As of the date of this Current Report on Form 8-K, Dr. Wright has not been appointed to any committee of the Board.

For his service on the Board, Dr. Wright will receive (i) a new director equity grant and (ii) an annual cash retainer and annual equity grant, in each case with the terms, and in the amounts, as determined in accordance with the processes described in the “Director Compensation” section of the Company’s Form 10-K/A Amendment No. 1 to Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022. The new director equity grant and a prorated annual equity grant for the 12-month period ending at the Company’s 2022 Annual Meeting will each be granted to Dr. Wright in June 2022, on the date of the Company’s monthly new hire employee grant date. A prorated portion of the new director equity grant will be subject to forfeiture in the event that Dr. Wright is not re-elected to the Board by the Company’s shareholders at the 2022 Annual Meeting.

In addition, the Company will enter into a deed of indemnification with Dr. Wright in substantially the form filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 29, 2020, and Alkermes, Inc., a wholly-owned indirect subsidiary of the Company, will enter into an indemnification agreement with Dr. Wright in substantially the form filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 29, 2020.

Dr. Wright is not, nor has been since January 1, 2021, a participant in any transaction involving the Company, or a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 27, 2022, the Company issued a press release related to the matters described in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

99.1	Press release issued by Alkermes plc dated May 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement, accompanying WHITE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the 2022 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by visiting the “Investors” section of the Company’s website at www.alkermes.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2022 Annual Meeting. Information regarding the names of such participants and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Form 10-K for the year ended Dec. 31, 2021, filed with the SEC on Feb. 16, 2022 and amended by a Form 10-K/A filed with the SEC on Apr. 29, 2022; the Company’s Current Reports on Form 8-K filed with the SEC from time to time; and in Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC from time to time. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of these participants, by security holdings or otherwise, will also be included in the definitive proxy statement for the 2022 Annual Meeting and other relevant materials to be filed with the SEC, if and when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: May 26, 2022	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary

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